GLOBAL STOCK APPRECIATION RIGHT GRANT NOTICE
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
Gates Industrial Corporation plc (the “Company”), pursuant to its 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Stock Appreciation Rights in respect of the number of Ordinary Shares set forth below, at a Strike Price per share set forth below. The Stock Appreciation Rights are subject to all of the terms and conditions as set forth herein, in the Plan, in the Global Stock Appreciation Right Agreement (attached hereto), and in the Country-Specific Provisions for Non-U.S. Participants (attached as Exhibit A to the Global Stock Appreciation Right Agreement), all of which are incorporated herein in their entirety. The Global Stock Appreciation Right Agreement and the Country-Specific Provisions for Non-U.S. Participants are referred to collectively as the “Agreement.” Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:        [Insert Participant Name]
Date of Grant:         [Insert Grant Date]
Number of Stock Appreciation Rights:    [Insert Number of Stock Appreciation Rights]
Strike Price:         [Insert Strike Price]
SAR Period Expiration Date:         [Insert Expiration Date]
Vesting Schedule:    Provided that the Participant has not undergone a Termination prior to the time of each applicable vesting date (or event):
•1/3 of the Stock Appreciation Rights will vest on [Insert Date];
•1/3 of the Stock Appreciation Rights will vest on [Insert Date]; and
•the remaining unvested Stock Appreciation Rights will vest on [Insert Date];
provided, however, that in the event that (i) prior to a Change in Control, the Participant undergoes a Termination as a result of such Participant’s death or Disability, or (ii) on or following a Change in Control, such Participant undergoes a Termination by the Service Recipient without Cause, or as a result of such Participant’s death or Disability, such Participant shall fully vest in such Participant’s Stock Appreciation Rights to the extent not then vested or previously forfeited or cancelled.

*    *    *
GATES INDUSTRIAL CORPORATION PLC

_____________________________

By:    Gwen Montgomery
Title:     EVP, Chief Human Resources Officer
[Signature Page Stock Appreciation Right Award]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS GLOBAL STOCK APPRECIATION RIGHT GRANT NOTICE, THE AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF STOCK APPRECIATION RIGHTS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS GLOBAL STOCK APPRECIATION RIGHT GRANT NOTICE, THE AGREEMENT AND THE PLAN.

PARTICIPANT1

______________________________

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.
[Signature Page Stock Appreciation Right Award]

GLOBAL STOCK APPRECIATION RIGHT AGREEMENT
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
Pursuant to the Stock Appreciation Right Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Global Stock Appreciation Right Agreement, including the Country-Specific Provisions for Non-U.S. Participants attached hereto as Exhibit A (together, this “Agreement”) and the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Gates Industrial Corporation plc (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Stock Appreciation Rights. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Stock Appreciation Rights provided in the Grant Notice (in respect of the number of Ordinary Shares as provided in the Grant Notice), at a Strike Price per share as provided in the Grant Notice. The Company reserves all rights with respect to the granting of additional Stock Appreciation Rights hereunder and makes no implied promise to grant additional Stock Appreciation Rights.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Stock Appreciation Rights shall vest as provided in the Grant Notice.
3. Exercise of Stock Appreciation Rights Following Termination. Unless otherwise provided by the Committee, in the event of: (a) a Participant’s Termination by the Service Recipient for Cause, all outstanding Stock Appreciation Rights granted to such Participant shall immediately terminate and expire; (b) a Participant’s Termination due to death or Disability, each outstanding unvested Stock Appreciation Right granted to such Participant shall immediately fully vest and become exercisable, and each outstanding vested Stock Appreciation Right shall remain exercisable for one year thereafter (but in no event beyond the expiration of the SAR Period); (c) a Participant’s voluntary Termination, each outstanding unvested Stock Appreciation Right granted to such Participant shall immediately terminate and expire, and each outstanding vested Stock Appreciation Right shall remain exercisable for 60 days thereafter (but in no event beyond the expiration of the SAR Period); (d) a Participant’s Termination by the Service Recipient without Cause following a Change in Control, each outstanding unvested Stock Appreciation Right granted to such Participant shall immediately fully vest and become exercisable, and each outstanding vested Stock Appreciation Right shall remain exercisable for 90 days after the date of Termination, but in no event beyond the expiration of the SAR Period); and (e) a Participant’s Termination for any other reason, each outstanding unvested Stock Appreciation Right granted to such Participant shall immediately terminate and expire, and each outstanding vested Stock Appreciation Right shall remain exercisable for 90 days thereafter (but in no event beyond the expiration of the SAR Period).
For purposes of the Stock Appreciation Rights, a Participant’s Termination will be deemed to occur as of the date the Participant is no longer actively providing services to the Service Recipient (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a service provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Committee, (i) a Participant’s right to vest in the Stock Appreciation Rights under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., a Participant’s period of service would not include any contractual notice period or any period of

“garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a service provider or the Participant’s employment or service agreement, if any); and (ii) the period (if any) during which a Participant may exercise the Stock Appreciation Rights after such Termination will commence on the date Participant ceases to actively provide services and will not be extended by any notice period or the terms of the Participant’s employment or service agreement, if any; the Committee shall have the exclusive discretion to determine when a Participant is no longer actively providing services for purposes of his or her Stock Appreciation Rights (including whether a Participant may still be considered to be providing services while on a leave of absence).
4. Method of Exercising Stock Appreciation Rights. The Stock Appreciation Rights may be exercised by the delivery of notice of the number of Stock Appreciation Rights that are being exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Stock Appreciation Rights under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time.
5. Settlement of Stock Appreciation Rights. Following the exercise of a Stock Appreciation Right hereunder, as promptly as practicable after receipt of such notification, the Stock Appreciation Rights will be settled, by delivery to the Participant of an amount in cash or its equivalent (i.e., by check) equal to the product of (a) the number of Ordinary Shares in respect of such exercised Stock Appreciation Right and (b) the excess, if any, of (i) the Fair Market Value of one Ordinary Share on the date of the exercise notice over (ii) the Strike Price of such Stock Appreciation Rights, subject to Section 9 of this Agreement.
6. Participant. Whenever the word “Participant” is used in any provision of this Stock Appreciation Right Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Stock Appreciation Rights may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
7. Non-Transferability. The Stock Appreciation Rights are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Stock Appreciation Rights, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Stock Appreciation Rights shall terminate and become of no further effect.
Further, notwithstanding Section 13(h) of the Plan, the Committee may restrict Participants outside the United States from designating a beneficiary who shall be entitled to receive the amounts payable with respect to the Stock Appreciation Rights, if any, due under the Plan upon the Participant’s death.
8. No Rights as Shareholder. The Participant or a Permitted Transferee of the Stock Appreciation Rights shall have no rights as a shareholder with respect to any Ordinary Share covered by a Stock Appreciation Right and shall have none of the rights or privileges of a shareholder of the Company (including the right to vote or receive dividends) in respect of Stock Appreciation Rights subject to the Grant Notice.

9. Tax Withholding.
(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Appreciation Rights, including, but not limited to, the grant, vesting or exercise of the Stock Appreciation Rights, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Appreciation Rights to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Withholding of Taxes. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and the Service Recipient to satisfy any withholding obligations the Company or the Service Recipient may have for Tax-Related Items. In this regard, Participant authorizes the Company or the Service Recipient, as applicable, and their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following:
(i).withholding from Participant’s wages or other cash compensation payable to Participant by the Company or the Service Recipient;
(ii).requiring Participant to tender a cash payment to the Company or the Service Recipient;
(iii).any other method acceptable to the Company and permitted under the Plan and applicable laws.
The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate for Participant’s jurisdiction(s). If the maximum applicable rate for Participant’s jurisdiction(s) is used, Participant may receive a refund of any over-withheld amount in cash.
The Company may refuse to deliver the cash payment at exercise, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.
10. Nature of Grant. By accepting the Stock Appreciation Rights, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Stock Appreciation Rights is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock appreciation rights, or benefits in lieu of stock appreciation rights, even if stock appreciation rights have been granted in the past;
(c)all decisions with respect to stock appreciation right or other grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the Stock Appreciation Rights, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the Stock Appreciation Rights, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(g)the future value of the Ordinary Shares subject to the Stock Appreciation Rights is unknown, indeterminable, and cannot be predicted with certainty;
(h)if the underlying Ordinary Shares subject to the Stock Appreciation Rights do not increase in value, the Stock Appreciation Rights will have no value;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Appreciation Rights resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a service provider or the terms of the Participant’s employment or service agreement, if any);
(j)unless otherwise agreed with the Company in writing, the Stock Appreciation Rights, and the income from and value of same, are not granted as consideration for, or in connection with the service Participant may provide as a director of any Subsidiary or Affiliate; and
(k)neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Stock Appreciation Rights or of any amounts due to the Participant pursuant to the exercise of the Stock Appreciation Rights.
11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
12. Data Privacy Information and Consent. By accepting the Stock Appreciation Rights and indicating consent via the Company’s acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data (as defined below) by the Company and the transfer of Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

(a)Data Collection and Usage. The Company and the Service Recipient may collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Stock Appreciation Rights or any other entitlement to Ordinary Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Participant understands that Data may be transferred to an escrow agent, transfer agent, trustee, broker (i.e., Charles Schwab & Co., Inc.) or such stock plan service provider or other third party selected by the Company to assist the Company with the implementation, administration and management of the Plan, presently or in the future. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company and its service providers are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company's legal basis, where required, for the transfer of Data is the Participant’s consent.
(d)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant these Stock Appreciation Rights or other equity awards to the Participant or administer or maintain such awards.
(f)Data Subject Rights. Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) request rectification of incorrect Data, (iii) delete Data, (iv) restrict processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
(g)Alternate Basis and Additional Consents. Finally, the Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Service Recipient, the Participant will provide an executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Service Recipient may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.
13. Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
14. No Right to Continued Service. This Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.
15. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
16. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
17. Governing Law/Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Colorado.
18. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement (including the Grant Notice), the Plan shall govern and control.
19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
20. Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
21. Country-Specific Provisions. The Stock Appreciation Rights shall be subject to any additional terms and conditions set forth for the Participant’s country in Exhibit A. Moreover, if the Participant relocates to one of the countries included in Exhibit A, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Agreement.
22. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country or the broker’s country or where the Ordinary Shares are listed, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Ordinary Shares or rights to Ordinary Shares (e.g., the Stock Appreciation Rights) or rights linked to the value of Ordinary Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by laws or regulations in the applicable jurisdictions). Further, the Participant acknowledges that local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information and that the Participant may be prohibited from disclosing inside information to any third party and “tipping” third parties or causing them to otherwise buy or sell securities. Third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider-trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
23. Foreign Asset/Account Reporting; Exchange Control and Tax Reporting and Other Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the exercise of the Stock Appreciation Rights, the acquisition, holding and/or transfer of cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. The Participant may also be required to repatriate funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that he or she should consult the Participant’s personal tax and legal advisors, as applicable on these matters.

EXHIBIT A
COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
Terms and Conditions
This Exhibit A includes additional (or, if so indicated, different) terms and conditions that govern the Stock Appreciation Rights granted to the Participant if the Participant is in one of the countries listed herein.
If the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after being granted the Stock Appreciation Rights, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.
Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan or the Global Stock Appreciation Right Agreement, as applicable.
Notifications
This Exhibit A also includes information regarding certain issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on securities, exchange control and other laws in effect in the respective country listed as of January 2024. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Exhibit A as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant exercises the Stock Appreciation Rights.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s individual situation.
Finally, if the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after being granted the Stock Appreciation Rights, the information contained herein may not be applicable in the same manner.
CHINA
The following provisions apply only if the Participant is subject to exchange control restrictions or regulations in the People’s Republic of China (the “PRC”), as determined by the Company in its sole discretion:
Terms and Conditions
Payment of Cash Proceeds. Notwithstanding any terms and conditions of the Agreement or the Plan, any cash payment made in settlement of the Stock Appreciation Rights will be delivered to the Participant by
A-1

the Service Recipient through local payroll, subject to any obligation to satisfy Tax-Related Items. In no event will payments be made to the Participant into an account outside of the PRC.
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